Exhibit 10.1
LENNOX INTERNATIONAL INC.
2010 INCENTIVE PLAN
1. NAME AND PURPOSE OF THE PLAN
Lennox International Inc. (the “Company”), a Delaware corporation, establishes and adopts this Lennox International Inc. 2010 Incentive Plan, as amended and restated (the “Plan”) effective as of the Effective Date. The Plan is an amendment and restatement of the Amended and Restated 1998 Incentive Plan of Lennox International Inc. The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining selected individuals to serve as employees, directors, consultants or advisors who are expected to contribute to the Company’s success and to achieve short-term and long-term objectives that will benefit stockholders of the Company through the additional incentives inherent in the Awards granted under the Plan.
2. DEFINITIONS
2.1. “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award, Performance Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the Plan.
2.2. “Award Agreement” means any agreement, contract or other instrument or document evidencing any Award, whether in writing or through an electronic medium.
2.3. “Beneficial Owner” means, with reference to any securities, any Person if:
(a) such Person is the “beneficial owner” (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on the Effective Date) of such securities; provided, however, that a Person will not be deemed the “Beneficial Owner” of, or to “beneficially own,” any security under this subsection (a) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (i) arises solely from a revocable proxy or consent given in response to a public (i.e., not including a solicitation exempted by Rule 14a-2(b)(2) of the General Rules and Regulations under the Exchange Act) proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act and (ii) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or
(b) such Person is a member of a “group” (as that term is used in Rule 13d-5(b) of the General Rules and Regulations under the Exchange Act) that includes any other Person (other than an Exempt Person) that beneficially owns such securities; provided, however, that nothing in this definition will cause a Person engaged in business as an underwriter of securities to be the “Beneficial Owner” of, or to “beneficially own,” any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition. For purposes of this subsection (b), “voting” a security includes voting, granting a proxy, consenting or making a request or demand relating to corporate action (including, without limitation, a demand for a stockholder list, to call a stockholder meeting or to inspect corporate books and records) or otherwise giving an authorization (within the meaning of Section 14(a) of the Exchange Act) in respect of such security.
2.4. “Board” means the board of directors of the Company.

2.5. “Change in Control” will be deemed to have occurred if the event set forth in any one of the following paragraphs has occurred:
(a) Any Person (other than an Exempt Person) becomes the Beneficial Owner of 35% or more of the Shares then outstanding or 35% or more of the combined voting power of the Voting Stock of the Company then outstanding; provided, however, that no Change in Control will be deemed to occur for purposes of this subsection (a) if such Person becomes a Beneficial Owner of 35% or more of the Shares or 35% or more of the combined voting power of the Voting Stock of the Company solely as a result of (i) an Exempt Transaction or (ii) an acquisition by a Person pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of subsection (c) of this definition are satisfied;
(b) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board; provided, further, that there will be excluded, for this purpose, any such individual whose initial assumption of office occurs as a result of any election contest with respect to the election or removal of directors or other solicitation of proxies or consents by or on behalf of a person other than the Board;
(c) Approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (i) more than 65% of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding Voting Stock of such corporation is beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding Common Stock immediately prior to such reorganization, merger or consolidation (ignoring, for purposes of this clause (i), the first proviso in subsection (a) of the definition of “Beneficial Owner” set forth above) in substantially the same proportions as their ownership immediately prior to such reorganization, merger or consolidation of the outstanding Common Stock, (ii) no Person (excluding any Exempt Person or any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 35% or more of the Common Stock then outstanding or 35% or more of the combined voting power of the Voting Stock of the Company then outstanding) beneficially owns, directly or indirectly, 35% or more of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding Voting Stock of such corporation and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or initial action by the Board providing for such reorganization, merger or consolidation; or
(d) Approval by the stockholders of the Company of (i) a complete liquidation or dissolution of the Company, unless such liquidation or dissolution is approved as part of a plan of liquidation and dissolution involving a sale or disposition of all or substantially all of the assets of the Company to a corporation with respect to which, following such sale or other disposition, all of the requirements of clauses (ii)(A), (B) and (C) of this subsection (d) are satisfied, or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which, following such sale or other disposition, (A) more than 65% of the then outstanding shares of common stock of such corporation and the combined voting power of the Voting Stock of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding Common Stock immediately prior to such sale or other disposition (ignoring, for purposes of this clause (ii)(A), the first proviso in subsection (a) of the definition of “Beneficial Owner” set forth above) in substantially the same proportions as their ownership, immediately prior to such sale or other disposition, of the outstanding Common Stock, (B) no Person (excluding any Exempt Person and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 35% or more of the Common Stock then outstanding or 35% or more of the combined voting power of the Voting Stock of the Company then outstanding) beneficially owns, directly or indirectly, 35% or more of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding Voting Stock of such corporation and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or initial action of the Board providing for such sale or other disposition of assets of the Company.
2.6. “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, as such law and regulations may be amended from time to time.
2.7. “Committee” means the Compensation and Human Resources Committee of the Board or any successor committee.
2.8. “Common Stock” means the common stock, par value $.01 per share, of the Company.
2.9. “Consultant” means any consultant or advisor who is a natural person and who provides services to the Company or any Subsidiary, so long as such person (i) renders bona fide services that are not in connection with the offer or sale of the Company’s securities in a capital-raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company’s securities.
2.10. “Covered Employee” means a Participant who is, or is determined by the Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).
2.11. “Director” means a non-employee member of the Board.
2.12. “Disability” means permanently disabled (completely unable to perform Participant’s duties as defined in the benefit plans of the Company).
2.13. “Dividend Equivalents” has the meaning set forth in Section 12.5.
2.14. “Effective Date” has the meaning set forth in Section 13.13.
2.15. “Employee” means any employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Subsidiary.
2.16. “Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.17. “Exempt Person” means the Company, any Subsidiary, any employee benefit plan of the Company or any Subsidiary, and any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan.

2.18. “Exempt Transaction” means an increase in the percentage of the outstanding shares of Common Stock or the percentage of the combined voting power of the outstanding Voting Stock of the Company beneficially owned by any Person solely as a result of a reduction in the number of shares of Common Stock then outstanding due to the repurchase of Common Stock by the Company, unless and until such time as such Person shall purchase or otherwise become the Beneficial Owner of additional shares of Common Stock constituting 3% or more of the then outstanding shares of Common Stock or additional Voting Stock representing 3% or more of the combined voting power of the then outstanding Voting Stock.
2.19. “Fair Market Value” means, with respect to Shares as of any date, (i) the mean between the highest and lowest sales price per Share reported as having occurred on the principal U.S. national securities exchange on which the Shares are listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Shares are not listed on any U.S. national securities exchange but are quoted in an inter-dealer quotation system on a last sale basis, the mean between the highest and lowest sales price per Share reported on the inter-dealer quotation system for such date, or, if there is no such sale on such date, then on the last preceding date on which a sale was reported; or (iii) if the Shares are neither listed on a U.S. national securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, the amount determined by the Committee to be the fair market value of the Shares as determined by the Committee in good faith in its sole discretion. The Fair Market Value of any property other than Shares means the market value of such property determined by such methods or procedures as are established from time to time by the Committee. The Committee is authorized to adopt another fair market value pricing method, provided such method is stated in the Award Agreement and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.
2.20. “Incentive Stock Option” means an Option that when granted is intended to qualify as an incentive stock option for purposes of Section 422 of the Code or any successor provision.
2.21. “Limitations” has the meaning set forth in Section 10.5.
2.22. “Option” means any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee determines.
2.23. “Other Share-Based Award” has the meaning set forth in Section 8.1.
2.24. “Participant” means an Employee, Director or Consultant who is selected by the Committee to receive an Award under the Plan.
2.25. “Performance Award” means any Award of Performance Cash, Performance Shares or Performance Units granted pursuant to Article 9.
2.26. “Performance Cash” means any cash incentives granted pursuant to Article 9 payable to the Participant upon the achievement of such performance goals as the Committee established.
2.27. “Performance Goal” means one or more measurable performance goals established by the Committee pursuant to the Plan for Participants who have received Performance Awards pursuant to the Plan standards established by the Committee, which Performance Goals will be based on one or more, or a combination, of the following criteria, or the attainment of specified levels of or growth or improvement in one or more of the following criteria: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); earnings per share; net income (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; expense levels; working capital levels, including cash, inventory and accounts receivable; operating margins, gross margins or cash margin; year-end cash; debt reduction; stockholder equity; operating efficiencies; research and development achievements; manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities); regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of the Company or the Company’s third-party manufacturer) and validation of manufacturing processes (whether the Company’s or the Company’s third-party manufacturer’s)); strategic partnerships or transactions; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Company’s products); co-development, co-marketing, profit sharing, joint venture or other similar arrangements); financial ratios measuring liquidity, activity, profitability, working capital or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; factoring transactions; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); and implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel.
2.28. “Performance Period” means the period established by the Committee during which any performance goals specified by the Committee with respect to a Performance Award are to be measured.
2.29. “Performance Share” means any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value will be paid to the Participant upon achievement of such performance goals during the Performance Period as the Committee establishes.
2.30. “Performance Unit” means any grant pursuant to Article 9 of a unit valued by reference to a designated amount of cash or property other than Shares, which value will be paid to the Participant upon achievement of such performance goals during the Performance Period as the Committee establishes.
2.31. “Permitted Assignee” has the meaning set forth in Section 12.3.
2.32. “Person” means any individual, firm, corporation, partnership, association, trust, unincorporated organization or other entity.
2.33. “Prior Plans” has the meaning set forth in Section 13.13.
2.34. “Restricted Stock” means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.
2.35. “Restricted Stock Award” has the meaning set forth in Section 7.1.

2.36. “Restricted Stock Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant by delivery of cash, Shares or such other property as the Committee determines, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.
2.37. “Restricted Stock Unit Award” has the meaning set forth in Section 7.1.
2.38. “Shares” means the shares of Common Stock of the Company.
2.39. “Stock Appreciation Right” means the right granted to a Participant pursuant to Article 6.
2.40. “Subsidiary” means (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation, (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns more than 50% of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise), (iii) any other corporation, partnership or other entity that is a “subsidiary” of the Company within the meaning of Rule 405 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended, (iv) at the discretion of the Committee, in the case of a corporation, any other corporation which the Company directly or indirectly owns shares representing less than 50% of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation, and (v) at the discretion of the Committee, in the case of any partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns less than 50% of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).
2.41. “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.
2.42. “Vesting Period” means the period of time specified by the Committee during which vesting restrictions for an Award are applicable.
2.43. “Voting Stock” means, with respect to a corporation, all securities of such corporation of any class or series that are entitled to vote generally in the election of directors of such corporation (excluding any class or series that would be entitled so to vote by reason of the occurrence of any contingency, so long as such contingency has not occurred).
3. SHARES SUBJECT TO THE PLAN
3.1 Number of Shares.
(a) Subject to adjustment as provided for in Section 12.2 of the Plan, a total of 24,254,706 Shares are authorized for issuance or transfer under the Plan, of which 22,094,706 Shares are available for Awards to Employees and Consultants and 2,160,000 Shares are available for Awards to Directors; provided, however, that, with respect to Awards made under the Plan after December 31, 2009, no more than 2,922,553 Shares may be issued under the Plan to Employees and Consultants, no more than 842,790 Shares may be issued under the Plan to

Directors, and only 1,859,651 of the total Shares authorized for issuance under the Plan will be available for full-value Restricted Stock Awards, Restricted Stock Unit Awards, Performance Shares, Performance Units and Other Share-Based Awards to Employees, Directors or Consultants. Notwithstanding anything to the contrary contained in this Plan, no Director may be granted, during any calendar year, Awards with respect to more than 40,000 Shares; provided, however, that a non-employee vice chairman of the Board may be granted, during any calendar year, Awards with respect to up to 120,000 Shares and a non-employee chairman of the Board may be granted, during any calendar year, Awards with respect to up to 200,000 Shares.
(b) If (i) any Shares subject to an Award are forfeited, an Award expires or otherwise terminates without issuance of Shares, or an Award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award (including on payment in Shares on exercise of a Stock Appreciation Right), or (ii) after December 31, 2009 any Shares subject to an award under the Prior Plans are forfeited, an award under the Prior Plans expires or otherwise terminates without issuance of Shares, or an award under the Prior Plans is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the Shares subject to such award (including on payment in Shares on exercise of a stock appreciation right granted under the Prior Plans), such Shares will, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for Awards under the Plan.
(c) Notwithstanding anything to the contrary contained in this Plan, the following Shares will not be added to the Shares authorized for grant under Section 3.1(a): (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option or an option granted under the Prior Plans, or to satisfy any tax withholding obligation with respect to an Option or options granted under the Prior Plans; and (ii) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or options granted under the Prior Plans.
(d) Substitute Awards will not reduce the Shares authorized for grant under the Plan or the applicable Limitations for grant to a Participant under Section 10.5, nor will Shares subject to a Substitute Award again be available for Awards under the Plan to the extent of any forfeiture, expiration or cash settlement as provided in paragraph (b) above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and will not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares will not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and will only be made to individuals who were not Employees or directors prior to such acquisition or combination.
3.2. Character of Shares. Any Shares issued under this Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

4. ELIGIBILITY AND ADMINISTRATION
4.1. Eligibility. Any Employee, Director or Consultant will be eligible to be selected as a Participant.
4.2. Administration.
(a) The Plan will be administered by the Committee, except with respect to such matters that are required to be administered by the Board, in which case, to the extent appropriate, references in the Plan to the Committee will be deemed to be references to the Board. The Committee will have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees, Directors and Consultants to whom Awards may from time to time be granted under this Plan; (ii) determine the type or types of Awards to be granted to each Participant under this Plan; (iii) determine the number of Shares to be covered by each Award granted under this Plan; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted under this Plan; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan will be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award will be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee deems desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the Plan; (xi) determine whether any Award, other than an Option or Stock Appreciation Right, will have Dividend Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
(b) Decisions of the Committee will be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary. Notwithstanding the foregoing, any action or determination by the Committee specifically affecting or relating to an Award to a Director will require the approval of the Board.
(c) To the extent not inconsistent with applicable law, including Section 162(m) of the Code, or the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded, the Committee may delegate to (i) a committee of two or more directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards and (ii) to the extent permitted by law, to one or more executive officers or a committee of executive officers the right to grant Awards to Employees who are not directors or executive officers of the Company and the authority to take action on behalf of the Committee pursuant to the Plan to cancel or suspend Awards to Employees who are not directors or executive officers of the Company.
(d) Each person delegated authority in accordance with the Plan will be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute.
5. OPTIONS
5.1. Grant of Options. Options may be granted under this Plan to Participants either alone or in addition to other Awards granted under the Plan. Any Option will be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee deems desirable. Options granted under this Plan may not include provisions that “reload” the Option upon exercise.
5.2. Award Agreements. All Options will be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee determines, which are not inconsistent with the provisions of the Plan. The terms and conditions of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan will not impose an obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.
5.3. Option Price. Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article will not be less than 100% of the Fair Market Value of one Share on the date of grant of such Option; provided, however, that in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, the option price per share will be no less than 110% of the Fair Market Value of one Share on the date of grant. Other than pursuant to Section 12.2, the Committee will not, without the approval of the Company’s stockholders, (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option when the option price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change in Control or a Substitute Award), or (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded.
5.4. Option Term. The term of each Option will be fixed by the Committee in its sole discretion; provided that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; provided, however, that the term of the Option will not exceed five (5) years from the date the Option is granted in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary.
5.5. Exercise of Options.
(a) Vested Options granted under the Plan must be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise will be in such form, made in such manner, and in compliance with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time.

(b) Unless otherwise provided in an Award Agreement, full payment of such purchase price must be made at the time of exercise and must be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation) valued at the fair market value at the time of tender, (iii) with the consent of the Committee, by delivery of other consideration having a fair market value on the exercise date equal to the total purchase price, (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in an Award Agreement (including, to the extent permitted by law, same-day sales through a broker), or (vi) any combination of any of the foregoing. The notice of exercise, accompanied by such payment, must be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and must be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted under this Plan be exercised for a fraction of a Share. Except for (i) Substitute Awards, (ii) under special circumstances determined by the Committee, (iii) as contemplated by Article 11, or (iv) as may be set forth in an Award Agreement with respect to retirement, death or Disability of a Participant, Options granted to employees of the Company or any Subsidiary will not be exercisable before the expiration of one year from the date the Option is granted. The restriction in this Section on exercisability before the expiration of one year from the date the Option is granted will not apply to Options granted to Directors or Consultants.
(c) Notwithstanding the foregoing, an Award Agreement may provide that if on the last day of the term of an Option the Fair Market Value of one Share exceeds the option price per Share, the Participant has not exercised the Option (or a tandem Stock Appreciation Right, if applicable) and the Option has not expired, the Option will be deemed to have been exercised by the Participant on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Option. In such event, the Company will deliver to the Participant the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes; provided, however, any fractional Share will be settled in cash.
5.6. Form of Settlement. In its sole discretion, the Committee may provide that the Shares to be issued upon an Option’s exercise will be in the form of Restricted Stock or other similar securities.
5.7. Incentive Stock Options. The Committee may grant Incentive Stock Options to any employee of the Company or any Subsidiary, subject to the requirements of Section 422 of the Code. Solely for purposes of determining whether Shares are available for the grant of Incentive Stock Options under the Plan, the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options granted under the Plan will be 2,922,553 Shares, subject to adjustment as provided in Section 12.2.

6. STOCK APPRECIATION RIGHTS
6.1. Grant and Exercise. The Committee may provide Stock Appreciation Rights (a) in tandem with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in tandem with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award in each case upon such terms and conditions as the Committee may establish in its sole discretion.
6.2. Terms and Conditions. Stock Appreciation Rights will be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as determined from time to time by the Committee, including the following:
(a) Upon the exercise of a Stock Appreciation Right, the holder will have the right to receive the excess of (i) the fair market value of one Share on the date of exercise (or such amount less than such fair market value as the Committee determines at any time during a specified period before the date of exercise) over (ii) the grant price of the Stock Appreciation Right.
(b) The Committee will determine in its sole discretion whether payment of a Stock Appreciation Right is made in cash, in whole Shares or other property, or any combination thereof.
(c) The terms and conditions of Stock Appreciation Rights need not be the same with respect to each recipient.
(d) The Committee may impose such other terms and conditions on the exercise of any Stock Appreciation Right as it deems appropriate. A Stock Appreciation Right will (i) have a grant price not less than the Fair Market Value of one Share on the date of grant or, if applicable, on the date of grant of an Option with respect to a Stock Appreciation Right granted in exchange for or in tandem with, but subsequent to, the Option (subject to the requirements of Section 409A of the Code) except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2, (ii) have a term not greater than ten (10) years, and (iii) not be exercisable before the expiration of one year from the date of grant, except for (w) Substitute Awards, (x) under special circumstances determined by the Committee, (y) as contemplated by Article 11, or (z) as may be set forth in an Award Agreement with respect to retirement, death or Disability of a Participant. The restriction in this Section on exercisability before the expiration of one year from the date of grant will not apply to Stock Appreciation Rights granted to Directors or Consultants.
(e) An Award Agreement may provide that if on the last day of the term of a Stock Appreciation Right the Fair Market Value of one Share exceeds the grant price per Share of the Stock Appreciation Right, the Participant has not exercised the Stock Appreciation Right or the tandem Option (if applicable), and neither the Stock Appreciation Right nor the Option has expired, the Stock Appreciation Right will be deemed to have been exercised by the Participant on such day. In such event, the Company will make payment to the Participant in accordance with this Section, reduced by the number of Shares (or cash) required for withholding taxes; any fractional Share will be settled in cash.
(f) Without the approval of the Company’s stockholders, other than pursuant to Section 12.2, the Committee will not (i) reduce the grant price of any Stock Appreciation Right after the date of grant, (ii) cancel any Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change in Control or a Substitute Award)), or (iii) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded.

7. RESTRICTED STOCK AND RESTRICTED STOCK UNITS
7.1. Grants. Awards of Restricted Stock and of Restricted Stock Units may be granted under this Plan to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award” or “Restricted Stock Unit Award” respectively), and such Restricted Stock Awards and Restricted Stock Unit Awards will also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the issuance of Restricted Stock or Restricted Stock Units.
7.2. Award Agreements. The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan will be set forth in an Award Agreement which will contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each Participant.
7.3. Rights of Holders of Restricted Stock and Restricted Stock Units. Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant will become a stockholder of the Company with respect to all Shares subject to the Award Agreement and will have all of the rights of a stockholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares. A Participant receiving a Restricted Stock Unit Award will not possess voting or dividend rights with respect to such Award. Except as otherwise provided in an Award Agreement, any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award or the number of Shares covered by a Restricted Stock Unit Award as to which the restrictions have not yet lapsed will be subject to the same restrictions as such Restricted Stock Award or Restricted Stock Unit Award. Notwithstanding the provisions of this Section, cash dividends with respect to any Restricted Stock Award and any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award or the number of Shares covered by a Restricted Stock Unit Award that vests based on achievement of performance goals will be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock or Restricted Stock Units with respect to which such cash, Shares or other property has been distributed.
7.4. Minimum Vesting Period. Except for (a) Substitute Awards, (b) under special circumstances determined by the Committee, (c) as contemplated by Article 11, or (d) as may be contemplated in an Award Agreement with respect to death, Disability or retirement of the Participant, Restricted Stock Awards and Restricted Stock Unit Awards subject only to continued employment with the Company or a Subsidiary will have a Vesting Period of not less than one (1) year from date of grant, subject in any such case to accelerated vesting in the Committee’s discretion in the event of the termination of the Participant’s service with the Company and its Subsidiaries as provided for in the applicable Award Agreement. Subject to the foregoing minimum Vesting Period requirements, the Committee may, in its sole discretion and subject to the limitations imposed under Section 162(m) of the Code in the case of a Restricted Stock Award or Restricted Stock Unit Award intended to comply with the performance-based exception under Code Section 162(m), waive the forfeiture period and any other conditions set forth in any Award Agreement under such terms and conditions as the Committee deems appropriate. The minimum Vesting Period requirements of this Section will not apply to Restricted Stock Awards or Restricted Stock Unit Awards granted to Directors or Consultants.
7.5 Issuance of Shares. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates will be held by the Company. Such certificate or certificates will be registered in the name of the Participant and will bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.

8. OTHER SHARE-BASED AWARDS
8.1. Grants. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Share-Based Awards”), including deferred stock units, may be granted under this Plan to Participants either alone or in addition to other Awards granted under the Plan. Other Share-Based Awards will also be available as a form of payment of other Awards granted under the Plan and other earned cash-based compensation.
8.2. Award Agreements. The terms of Other Share-Based Award granted under the Plan will be set forth in an Award Agreement which contains provisions determined by the Committee and not inconsistent with the Plan. The terms of such Awards need not be the same with respect to each Participant. Notwithstanding the provisions of this Section, any property (other than cash) distributed as a dividend or otherwise with respect to the number of Shares covered by an Other Share-Based Award that vests based on achievement of performance goals will be subject to restrictions and risk of forfeiture to the same extent as the Shares covered by an Other Share-Based Award with respect to which such cash, Shares or other property has been distributed.
8.3. Minimum Vesting Period. Except for (a) Substitute Awards, (b) under special circumstances determined by the Committee, (c) as contemplated by Article 11, or (d) as may be contemplated in an Award Agreement with respect to death, Disability or retirement of the Participant, Other Share-Based Awards subject only to continued service with the Company or a Subsidiary will have a Vesting Period of not less than one (1) year from date of grant, subject in any such case to accelerated vesting in the Committee’s discretion in the event of termination of the Participant’s service with the Company and its Subsidiaries as provided for in the applicable Award Agreement. Subject to the foregoing minimum Vesting Period requirements, the Committee may, in its sole discretion and subject to the limitations imposed under Section 162(m) of the Code in the case of an Other Share-Based Award intended to comply with the performance-based exception under Code Section 162(m), waive the forfeiture period and any other conditions set forth in any Award Agreement under such terms and conditions as the Committee deems appropriate. The minimum Vesting Period requirements of this Section will not apply to Other Share-Based Awards granted to Directors or Consultants.
8.4. Payment. Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.
9. PERFORMANCE AWARDS
9.1. Grants. Performance Awards in the form of Performance Cash, Performance Shares or Performance Units, as determined by the Committee in its sole discretion, may be granted to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period will be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.2.
9.2. Award Agreements. The terms of any Performance Award granted under the Plan may be set forth in an Award Agreement which contains provisions determined by the Committee and not inconsistent with the Plan, including whether such Awards have Dividend Equivalents (subject to the requirements of Section 12.5). The terms of Performance Awards need not be the same with respect to each Participant.

9.3. Terms and Conditions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period will be determined by the Committee upon the grant of each Performance Award. Except for (a) Substitute Awards, (b) under special circumstances determined by the Committee, (c) as contemplated by Article 11, or (d) as may be contemplated in an Award Agreement with respect to death, Disability or retirement of the Participant, Awards of Performance Shares will have a Performance Period of not less than one (1) year from date of grant. The amount of the Award to be distributed will be conclusively determined by the Committee.
9.4. Payment. Except as provided in Article 11 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.
10. CODE SECTION 162(m) PROVISIONS
10.1. Covered Employees. Notwithstanding any other provision of the Plan, if the Committee determines at the time a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award or an Other Share-Based Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Article 10 is applicable to such Award.
10.2. Performance Criteria. If the Committee determines that a Restricted Stock Award, a Restricted Stock Unit, a Performance Award or an Other Share-Based Award is intended to be subject to this Article 10, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, will be subject to the achievement of one or more objective Performance Goals. Such Performance Goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment, business unit or individual of the Company, or based upon the relative performance of other companies or any of their subsidiaries, divisions, business segments or business units or upon comparisons of any of the indicators of performance relative to other companies or any of their subsidiaries, divisions, business segments or business units. To the extent and in a manner that complies with Section 162(m) of the Code, the Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Such performance goals will be set by the Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m) of the Code.
10.3. Adjustments. Notwithstanding any provision of the Plan (other than Article 11), with respect to any Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award that is subject to this Article, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable Performance Goals except to the extent permitted under Section 162(m) of the Code in the case of death or Disability of the Participant or in the event of a Change in Control.
10.4. Restrictions. The Committee will have the power to impose such other restrictions on Awards subject to this Article as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.

10.5. Limitations on Grants to Individual Participants. Subject to adjustment as provided in Section 12.2, no Participant may, in any calendar year, (a) be granted Options with respect to more than 1,000,000 Shares, (b) be granted Stock Appreciation Rights with respect to more than 1,000,000 Shares, and (c) be granted Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards or Other Share-Based Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in Shares with respect to more than, in the aggregate, 500,000 Shares (collectively, the “Limitations”). In addition to the foregoing, the maximum dollar value that may be granted to any Participant in any calendar year with respect to Performance Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in cash is $5,000,000. If an Award is cancelled, the cancelled Award will continue to be counted toward the applicable Limitations (or, if denominated in cash, toward the dollar amount in the preceding sentence).
11. CHANGE IN CONTROL PROVISIONS
11.1. Impact on Awards upon Change in Control.
(a) Unless otherwise specified or as set forth in a change in control agreement approved by the Committee, in the event of a Change in Control of the Company: (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control will immediately vest and become fully exercisable, (ii) restrictions, limitations and other conditions applicable to Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units will lapse and such awards will become free of all restrictions, limitations and conditions and become fully vested at target, and (iii) the restrictions, other limitations and other conditions applicable to any Other Share-Based Awards or any other Awards will lapse, and such Other Share-Based Awards or such other Awards may become free of all restrictions, limitations and conditions and become fully vested at target and transferable to the full extent of the original grant.
(b) The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option and Stock Appreciation Right outstanding will terminate within a specified number of days after notice to the Participant, or that each Participant will receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per Share of such Option or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, determines.
12. GENERALLY APPLICABLE PROVISIONS
12.1. Amendment and Termination of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it deems advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company’s stockholders to the extent required by such applicable law or U.S. national securities exchange rules and regulations, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend Section 5.3 or Section 6.2(f) to eliminate the requirements relating to minimum exercise price, minimum grant price and stockholder approval, (e) increase the maximum permissible term of any Option specified by Section 5.4 or the maximum permissible term of a Stock Appreciation Right specified by Section 6.2(d), or (f) increase the Limitations. The Board may not, without the approval of the Company’s stockholders, cancel an Option or Stock Appreciation Right in exchange for cash when the exercise or grant price per share exceeds the Fair Market Value of one Share or take any action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded, including a reduction of the exercise price of an Option or the grant price of a Stock Appreciation Right or the exchange of an Option or Stock Appreciation Right for another Award. In addition, no amendments to, or termination of, the Plan will impair the rights of a Participant in any material respect under any Award previously granted without such Participant’s consent.
12.2. Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions will be made to the Plan and to Awards as the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the Limitations, the maximum number of Shares that may be issued pursuant to Incentive Stock Options, and in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate; provided, however, that the number of Shares subject to any Award will always be a whole number.
12.3. Transferability of Awards. Except as provided below, no Award and no Shares that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. To the extent permitted under Section 409A of the Code and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award (each transferee thereof, a “Permitted Assignee”) to (a) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (b) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (a), or (c) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (a) are the only partners, members or stockholders; provided that such Permitted Assignee will be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and must execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant will remain bound by the terms and conditions of the Plan. The Company will cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section. Notwithstanding anything to the contrary contained in this Plan, in no event will any Award granted under the Plan be transferred for value.
12.4. Termination of Employment. The Committee will determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, continue to vest or be earned and the terms of such exercise, vesting or earning, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary (including as a Director), whether by reason of death, Disability, voluntary or involuntary termination of employment or services, or otherwise. The date Participant ceases to be employed by or provides services to the Company or any Subsidiary will be determined by the Committee, which determination will be final.
12.5. Deferral; Dividend Equivalents. The Committee will be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award other than an Option or Stock Appreciation Right may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. The Committee may provide that the Dividend Equivalents (if any) will be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that the Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award. Notwithstanding the foregoing, dividends and Dividend Equivalents distributed in connection with an Award that vests based on the achievement of performance goals will be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such cash, stock or other property has been distributed.
13. MISCELLANEOUS
13.1. Award Agreements. Each Award Agreement will either be (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement will be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement will set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan.
13.2. Tax Withholding. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under the Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Shares, and such Participant fails to make arrangements for the payment of tax, the Company may withhold such Shares having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income and employment tax laws, the Participant may elect, or the Company may require the Participant, to satisfy the obligation, in whole or in part, by electing to have withheld, from the Shares required to be delivered to the Participant, Shares having a value equal to the amount required to be withheld, or by delivering to the Company other Shares held by such Participant. The Shares used for tax withholding will be valued at an amount equal to the Fair Market Value of such Shares on the date the benefit is to be included in the Participant’s income. In no event will the Fair Market Value of the Shares to be withheld pursuant to this Section 13.2 to satisfy applicable withholding taxes exceed the minimum amount of taxes required to be withheld. Participants will also make such arrangements as the Company may require for the payment of any withholding tax obligation that may arise in connection with the disposition of Shares acquired upon the exercise of Options.
13.3. Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award will confer upon any Employee, Director or Consultant the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee, Director or Consultant at any time for any reason. Except as specifically provided by the Committee, the Company will not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee, Director or Consultant will have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Directors or Consultants under the Plan.
13.4. Substitute Awards. Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.
13.5. Cancellation or Forfeiture of Award; Forfeiture of Gain. Notwithstanding anything to the contrary in this Plan, any Award Agreement may provide for the cancellation or forfeiture of an Award and repayment to the Company of any gain related to an Award, upon such terms and conditions as may be determined by the Committee in its sole discretion.
13.6. Stop Transfer Orders. All certificates for Shares delivered under the Plan pursuant to any Award will be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
13.7. Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and will not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary.
13.8. Other Plans. Nothing contained in the Plan will prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.
13.9. Severability. The provisions of the Plan are severable. If any provision of the Plan is held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or by reason of change to an applicable statute, such provision will (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid or enforceable and as so limited will remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which will remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan is held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability will not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability will not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable will be made or provided under the Plan.
13.10. Construction. As used in the Plan, the words “include” and “including,” and variations thereof, will not be deemed to be terms of limitation, but rather will be deemed to be followed by the words “without limitation.”

13.11. Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained in this Plan will give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.
13.12. Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, are governed by the laws of the State of Delaware, without reference to principles of conflict of laws.
13.13. Amendment and Restatement; Effective Date of Plan; Termination of Plan. This Plan is an amendment and restatement of the Amended and Restated 1998 Incentive Plan of Lennox International Inc., itself an amendment and restatement of the 1998 Incentive Plan of Lennox International Inc., which had amended and restated the Lennox International Inc. 1994 Stock Option and Restricted Stock Plan (the “Prior Plans”). The Plan will be effective on the date it is approved as an amendment and restatement of the Amended and Restated 1998 Incentive Plan of Lennox International Inc. by the stockholders of the Company (the “Effective Date”). If the Plan is not so approved within 12 months after the date the Plan is adopted by the Board, the Plan and any Awards granted will be null and void, in which case the Amended and Restated 1998 Incentive Plan of the Company will remain in full force and effect. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the Effective Date, and on the tenth anniversary of the Effective Date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards will remain in effect thereafter subject to the terms of the Award Agreement regarding such grants and of the Plan.
13.14. Foreign Employees and Consultants. Awards may be granted to Participants who are foreign nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees or Consultants providing services in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees or Consultants on assignments outside their home country.
13.15. Compliance with Section 409A of the Code. This Plan is intended to comply and will be administered in a manner that is intended to comply with Section 409A of the Code and will be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award will be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code will be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.
13.16 No Registration Rights; No Right to Settle in Cash. The Company has no obligation to register with any governmental body or organization (including, without limitation, the U.S. Securities and Exchange Commission) any of (a) the offer or issuance of any Award, (b) any Shares issuable upon the exercise of any Award, or (c) the sale of any Shares issued upon exercise of any Award, regardless of whether the Company in fact undertakes to register any of the foregoing. In particular, in the event that any of (x) any offer or issuance of any Award, (y) any Shares issuable upon exercise of any Award, or (z) the sale of any Shares issued upon exercise of any Award are not registered with any governmental body or organization (including, without limitation, the U.S. Securities and Exchange Commission), the Company will not under any circumstance be required to settle its obligations, if any, under this Plan in cash.
13.17. Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained in the Plan.